Exhibit 99
UNITED TECHNOLOGIES REPORTS 2019 RESULTS

Reports record sales, adjusted earnings per share and free cash flow in 2019;
Announces 2020 outlook for Pratt & Whitney and Collins Aerospace

Fourth Quarter 2019
•Sales of $19.6 billion, up 8 percent versus prior year, including 1 percent organic growth
•GAAP EPS of $1.32, up 59 percent versus prior year
•Adjusted EPS of $1.94, down 1 percent versus prior year

Full Year 2019
•Sales of $77.0 billion, up 16 percent versus prior year including 5 percent organic growth
•GAAP EPS of $6.41, down 1 percent versus prior year
•Adjusted EPS of $8.26, up 9 percent versus prior year

FARMINGTON, Conn., January 28, 2020 – United Technologies Corp. (NYSE:UTX) reported fourth quarter and full year 2019 results and announced its 2020 outlook for Pratt & Whitney and Collins Aerospace Systems.

“United Technologies delivered record sales, adjusted earnings per share and free cash flow in 2019 on continued aerospace strength and a return to profit growth at Otis,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Organic sales grew 5 percent and adjusted earnings and free cash flow exceeded the high end of the ranges we expected. In a year of unprecedented change, our 2019 financial performance is a testament to our focus on our customers and the hard work and dedication of the 240,000 employees across UTC.”

Hayes continued, “Operational separation activities for Otis and Carrier are substantially complete, and we are executing the final steps required to spin both businesses as independent companies early in the second quarter. We also remain excited about the transformational merger of UTC’s aerospace businesses with Raytheon to create Raytheon Technologies, which will be the premier aerospace and defense systems and services provider. Our goal is to have the merger ready to close concurrent with the portfolio separation.”

Fourth Quarter 2019
Fourth quarter sales of $19.6 billion were up 8 percent over the prior year, including 1 point of organic sales growth and 8 points of net acquisition benefit, offset by 1 point of foreign exchange headwind. GAAP EPS of $1.32 was up 59 percent versus the prior year and included 46 cents of net nonrecurring charges and 16 cents of restructuring charges. Adjusted EPS of $1.94 was down 1 percent versus the prior year.

Net income in the quarter was $1.1 billion, up 67 percent versus the prior year and included $540 million of net nonrecurring charges. Cash flow from operations was $2.8 billion and capital expenditures were $897 million, resulting in free cash flow of $1.9 billion.

Collins Aerospace commercial aftermarket sales were up 42 percent and up 9 percent organically. On a pro forma basis, Collins Aerospace commercial aftermarket sales were up 11 percent including Rockwell Collins. Pratt & Whitney commercial aftermarket sales were flat, following 11 percent growth in 2018. Equipment orders at Carrier were down 4 percent organically. Otis new equipment orders were up 3 percent at constant currency in the quarter and flat on a rolling twelve month basis.

Full Year 2019
Full year sales of $77.0 billion were up 16 percent over the prior year, including 5 points of organic sales growth and 12 points of net acquisition benefit, offset by 1 point of foreign exchange headwind. Full year GAAP EPS of $6.41 was down 1 percent versus the prior year and included $1.85 of net restructuring charges and other significant items, including $1.46 of one-time portfolio separation costs. Adjusted EPS of $8.26 was up 9 percent versus the prior year.

Net income for the year was $5.5 billion, up 5 percent versus the prior year. Cash flow from operations was $8.9 billion and capital expenditures were $2.3 billion, resulting in free cash flow of $6.6 billion, including approximately $400 million of one-time portfolio separation cash costs.

In 2019, the Pratt & Whitney GTF engine achieved over 4.6 million cumulative revenue flight hours and ended the year with 47 operators benefiting from reduced fuel burn, emissions and noise. Collins Aerospace continued to deliver strong performance and achieved approximately $300 million in cost synergies during the year, remaining on track to deliver at least $600 million in cost synergies by year four. Otis completed one of the largest and most complex modernization projects to date at the Empire State Building, including the installation of a custom-made Gen2 glass elevator. Carrier continued its commitment to innovation, launching more than 100 new products for the fifth year in a row.

Outlook for 2020
Given the upcoming portfolio actions, the outlook for sales, adjusted EPS and free cash flow for Raytheon Technologies will be provided after the merger closes.

The outlooks for Carrier and Otis will be provided in conjunction with their upcoming pre-spin investor meetings scheduled for February 10th and 11th, respectively.

For Pratt & Whitney and Collins Aerospace, we provide the following 2020 outlook*:
•Pratt & Whitney sales up mid single digit versus 2019;
•Pratt & Whitney adjusted operating profit up $225 to $275 million versus 2019;
•Collins Aerospace sales down low single digit versus 2019, including an estimated 5 point headwind resulting from the suspension of 737 MAX production, lower ADS-B mandate sales and the expected impact of divestitures associated with the Raytheon merger;
•Collins Aerospace adjusted operating profit down $275 to $325 million versus 2019, including an estimated headwind of approximately $550 to $600 million resulting from the 737 MAX, lower ADS-B mandate profit and the expected impact of divestitures associated with the Raytheon merger.

*Note: When we provide expectations for adjusted operating profit on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/mmc/p/iiouw4sk, or to listen to the earnings call by phone, dial (877) 280-7280 between 7:40 a.m. and 8:00 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation (“UTC”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. GAAP financial results include the impact of changes in foreign currency exchange rates (AFX). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the Rockwell Collins acquisition, the proposed merger with Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis and Carrier into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the proposed merger with Raytheon, the expected timing of completion of the proposed merger and the separation transactions, estimated costs associated with such transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which UTC and Raytheon operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger with Raytheon and the separation transactions and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger with Raytheon and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the companies of their respective common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of UTC’s and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of UTC or Raytheon or both to terminate the merger agreement; (20) risks relating to the value of the UTC’s shares to be issued in the proposed merger with Raytheon, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger with Raytheon cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of UTC’s and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including UTC’s integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of UTC, Raytheon and the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s shareowners, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger with Raytheon and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed UTC’s estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of UTC and Raytheon and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on UTC’s resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the joint proxy statement/prospectus (defined below) and the reports of UTC and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statement speaks only as of the date on which it is made, and UTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information
In connection with the proposed merger, on September 4, 2019, UTC filed with the SEC an amendment to the registration statement on Form S-4 originally filed on July 17, 2019, which includes a joint proxy statement of UTC and Raytheon that also constitutes a prospectus of UTC (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on September 9, 2019, and UTC and Raytheon commenced mailing the joint proxy statement/prospectus to shareowners of UTC and stockholders of Raytheon on or about September 10, 2019. Each party will file other documents regarding the proposed merger with the SEC. In addition, in connection with the separation transactions, subsidiaries of UTC will file registration statements on Form 10 or Form S-1. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain copies of the registration statements and the joint proxy statement/prospectus free of charge from the SEC’s website or from UTC or Raytheon. The documents filed by UTC with the SEC may be obtained free of charge at UTC’s website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from UTC by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Raytheon with the SEC may be obtained free of charge at Raytheon’s website at www.raytheon.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Raytheon by requesting them by mail at Raytheon Company, Investor Relations, 870 Winter Street, Waltham, MA, 02451, by telephone at 1-781-522-5123 or by email at invest@raytheon.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2019	2018	2019	2018
Net Sales	$19,551	$18,044	$77,046	$66,501
Costs and Expenses:
Cost of products and services sold	14,734	13,747	57,065	49,985
Research and development	812	733	3,015	2,462
Selling, general and administrative	2,314	1,915	8,521	7,066
Total Costs and Expenses	17,860	16,395	68,601	59,513
Other income, net	160	262	521	1,565
Operating profit	1,851	1,911	8,966	8,553
Non-service pension (benefit)	(161)	(194)	(888)	(765)
Interest expense, net	419	317	1,611	1,038
Income from operations before income taxes	1,593	1,788	8,243	8,280
Income tax expense	326	990	2,295	2,626
Net income from operations	1,267	798	5,948	5,654
Less: Noncontrolling interest in subsidiaries' earnings from operations	124	112	411	385
Net income attributable to common shareowners	$1,143	$686	$5,537	$5,269
Earnings Per Share of Common Stock:
Basic	$1.33	$0.83	$6.48	$6.58
Diluted	$1.32	$0.83	$6.41	$6.50
Weighted Average Number of Shares Outstanding:
Basic shares	856	823	855	800
Diluted shares	867	831	864	810

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,				Year Ended December 31,
	(Unaudited)				(Unaudited)
	2019		2018		2019		2018
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Otis	$3,362	$3,362	$3,300	$3,300	$13,113	$13,113	$12,904	$12,904
Carrier	4,501	4,501	4,631	4,631	18,608	18,608	18,922	18,922
Pratt & Whitney	5,642	5,642	5,543	5,543	20,892	20,892	19,397	19,397
Collins Aerospace Systems	6,444	6,444	4,900	4,900	26,028	26,028	16,634	16,634
Segment Sales	19,949	19,949	18,374	18,374	78,641	78,641	67,857	67,857
Eliminations and other	(398)	(398)	(330)	(330)	(1,595)	(1,595)	(1,356)	(1,356)
Consolidated Net Sales	$19,551	$19,551	$18,044	$18,044	$77,046	$77,046	$66,501	$66,501

Operating Profit
Otis	$499	$521	$491	$510	$1,948	$2,014	$1,915	$1,986
Carrier	647	689	696	724	2,697	2,978	3,777	3,058
Pratt & Whitney	340	456	350	340	1,668	1,801	1,269	1,562
Collins Aerospace Systems	905	957	536	721	4,100	4,442	2,303	2,613
Segment Operating Profit	2,391	2,623	2,073	2,295	10,413	11,235	9,264	9,219
Eliminations and other	(360)	(68)	(26)	15	(932)	(218)	(236)	(101)
General corporate expenses	(180)	(177)	(136)	(135)	(515)	(509)	(475)	(470)
Consolidated Operating Profit	$1,851	$2,378	$1,911	$2,175	$8,966	$10,508	$8,553	$8,648

Segment Operating Profit Margin
Otis	14.8%	15.5%	14.9%	15.5%	14.9%	15.4%	14.8%	15.4%
Carrier	14.4%	15.3%	15.0%	15.6%	14.5%	16.0%	20.0%	16.2%
Pratt & Whitney	6.0%	8.1%	6.3%	6.1%	8.0%	8.6%	6.5%	8.1%
Collins Aerospace Systems	14.0%	14.9%	10.9%	14.7%	15.8%	17.1%	13.8%	15.7%
Segment Operating Profit Margin	12.0%	13.1%	11.3%	12.5%	13.2%	14.3%	13.7%	13.6%

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2019	2018	2019	2018
Otis
Net sales	$3,362	$3,300	$13,113	$12,904

Operating profit	$499	$491	$1,948	$1,915
Restructuring	(10)	(19)	(54)	(71)
Costs associated with the Company's intention to separate its commercial businesses	(9)	—	(9)	—
Costs associated with pension plan amendment	(3)	—	(3)	—
Adjusted operating profit	$521	$510	$2,014	$1,986
Adjusted operating profit margin	15.5%	15.5%	15.4%	15.4%
Carrier
Net sales	$4,501	$4,631	$18,608	$18,922

Operating profit	$647	$696	$2,697	$3,777
Restructuring	(29)	(28)	(126)	(80)
Gain on sale of Taylor Company	—	—	—	799
Investment impairment	—	—	(108)	—
Consultant contract termination	—	—	(34)	—

Costs associated with pension plan amendment	(7)	—	(7)	—
Costs associated with the Company's intention to separate its commercial businesses	(6)	—	(6)	—
Adjusted operating profit	$689	$724	$2,978	$3,058
Adjusted operating profit margin	15.3%	15.6%	16.0%	16.2%
Pratt & Whitney
Net sales	$5,642	$5,543	$20,892	$19,397

Operating profit	$340	$350	$1,668	$1,269
Restructuring	(116)	10	(133)	7
Charge resulting from customer contract matters	—	—	—	(300)
Adjusted operating profit	$456	$340	$1,801	$1,562
Adjusted operating profit margin	8.1%	6.1%	8.6%	8.1%
Collins Aerospace Systems
Net sales	$6,444	$4,900	$26,028	$16,634

Operating profit	$905	$536	$4,100	$2,303
Restructuring	(19)	(83)	(102)	(160)
Loss on sale of business	—	—	(25)	—
Amortization of Rockwell Collins inventory fair value adjustment	—	(102)	(181)	(102)
Asset impairment	—	—	—	(48)
Costs associated with the Company's intention to separate its commercial businesses	—	—	(1)	—
Costs associated with pension plan amendment	(33)	—	(33)	—
Adjusted operating profit	$957	$721	$4,442	$2,613
Adjusted operating profit margin	14.9%	14.7%	17.1%	15.7%

Eliminations and other general corporate expenses
Operating profit	$(540)	$(162)	$(1,447)	$(711)
Restructuring	(3)	(1)	(6)	(5)
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(10)	(47)	(40)	(118)
Costs associated with the Company's intention to separate its commercial businesses	(250)	(4)	(591)	(27)
Transaction expenses associated with the Raytheon Merger	(32)	—	(83)	—
Transaction expenses associated with a potential disposition	—	(11)	—	(11)
Adjustment related to agreement with a state taxing authority for monetization of tax credits	—	21	—	21
Adjusted operating profit	$(245)	$(120)	$(727)	$(571)
UTC Consolidated
Operating profit	$1,851	$1,911	$8,966	$8,553
Total restructuring costs	(177)	(121)	(421)	(309)
Total significant non-recurring and non-operational items included in Operating Profit above	(350)	(143)	(1,121)	214
Consolidated Adjusted Operating Profit	$2,378	$2,175	$10,508	$8,648

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2019	2018	2019	2018
Income from operations attributable to common shareowners	$1,143	$686	$5,537	$5,269

Total Restructuring Costs	(177)	(121)	(421)	(309)

Total significant non-recurring and non-operational items included in Operating Profit	(350)	(143)	(1,121)	214

Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	(25)	—	73	—
Non-service pension cost restructuring	(4)	—	(4)	2
	(29)	—	69	2
Significant non-recurring and non-operational items included in Interest Expense, Net
Rockwell Collins pre-acquisition interest	—	(24)	—	(46)
Interest on tax settlements	—	—	63	—
	—	(24)	63	(46)

Tax effect of restructuring and significant non-recurring and non-operational items above	108	63	249	5

Significant non-recurring and non-operational items included in Income Tax Expense
Tax settlements	6	—	278	—
Tax expenses related to separation of commercial businesses	(141)	—	(759)	—
Income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	21	(692)	21	(744)
Tax adjustment resulting from the Company’s announcement of its intention to separate its commercial businesses	29	(29)	29	(29)
	(85)	(721)	(431)	(773)

Significant non-recurring and non-operational items included in Noncontrolling Interest
Noncontrolling interest resulting from the Company’s announcement of its intention to separate its commercial businesses	(7)	7	(7)	7

Total adjustments to Net Income Attributable to Common Shareowners	(540)	(935)	(1,599)	(896)
Adjusted Net Income Attributable to Common Shareowners	$1,683	$1,621	$7,136	$6,165

Diluted Earnings Per Share	$1.32	$0.83	$6.41	$6.50
Impact on Diluted Earnings Per Share	(0.62)	(1.12)	(1.85)	(1.11)
Adjusted Diluted Earnings Per Share	$1.94	$1.95	$8.26	$7.61

Effective Tax Rate	20.5%	55.3%	27.8%	31.7%
Impact on Effective Tax Rate	(4.2)%	(39.4)%	(5.9)%	(9.6)%
Adjusted Effective Tax Rate	16.3%	15.9%	21.9%	22.1%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended December 31, 2019 Compared with Quarter Ended December 31, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	4%	(2)%	—%	—%	2%
Carrier	(2)%	(1)%	—%	—%	(3)%
Pratt & Whitney	2%	—%	—%	—%	2%
Collins Aerospace Systems*	1%	—%	31%	—%	32%
Consolidated	1%	(1)%	8%	—%	8%

Collins Aerospace Systems
Commercial OEM**	(10)%	—%	26%	—%	16%
Commercial aftermarket sales**	9%	—%	33%	—%	42%
Military**	5%	—%	37%	—%	42%

*On a pro forma basis, Collins Aerospace Systems sales increased 4%, calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

**On a pro forma basis, Collins Aerospace Systems Commercial OEM sales decreased 6% and Collins Aerospace Systems Commercial aftermarket and Military sales increased 11%, and 10%, respectively calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

Year Ended December 31, 2019 Compared with Year Ended December 31, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	5%	(3)%	—%	—%	2%
Carrier	1%	(2)%	(1)%	—%	(2)%
Pratt & Whitney	8%	—%	—%	—%	8%
Collins Aerospace Systems*	6%	—%	50%	—%	56%
Consolidated	5%	(1)%	12%	—%	16%

Collins Aerospace Systems
Commercial OEM**	(2)%	—%	43%	—%	41%
Commercial aftermarket sales**	14%	—%	49%	—%	63%
Military**	9%	—%	65%	—%	74%

*On a pro forma basis, Collins Aerospace Systems sales increased 7% calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.
**On a pro forma basis, Collins Aerospace Systems Commercial OEM, Commercial aftermarket, and Military sales increased 2%, 14%, and 7%, respectively calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

United Technologies Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended December 31, 2019 Compared with Quarter Ended December 31, 2018

(dollars in millions)	2019	2018	% Y/Y
Otis
Adjusted Operating Profit	$521	$510	2%
Impact of foreign exchange	(7)	—
Adjusted Operating Profit at constant currency	$528	$510	3%

Carrier
Adjusted Operating Profit	$689	$724	(5)%
Impact of foreign exchange	(6)	—
Adjusted Operating Profit at constant currency	$695	$724	(4)%

Year Ended December 31, 2019 Compared with Year Ended December 31, 2018

(dollars in millions)	2019	2018	% Y/Y
Otis
Adjusted Operating Profit	$2,014	$1,986	1%
Impact of foreign exchange	(69)	—
Adjusted Operating Profit at constant currency	$2,083	$1,986	5%

Carrier
Adjusted Operating Profit	$2,978	$3,058	(3)%
Impact of foreign exchange	(42)	—
Adjusted Operating Profit at constant currency	$3,020	$3,058	(1)%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2019	2018
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,378	$6,152
Accounts receivable, net	13,524	14,271
Contract assets, current	4,184	3,486
Inventory, net	10,950	10,083
Other assets, current	1,461	1,511
Total Current Assets	37,497	35,503
Fixed assets, net	12,755	12,297
Operating lease right-of-use assets	2,599	—
Goodwill	48,063	48,112
Intangible assets, net	26,046	26,424
Other assets	12,756	11,875
Total Assets	$139,716	$134,211

Liabilities and Equity
Short-term debt	$5,860	$4,345
Accounts payable	10,809	11,080
Accrued liabilities	11,737	10,223
Contract liabilities, current	6,180	5,720
Total Current Liabilities	34,586	31,368
Long-term debt	37,788	41,192
Operating lease liabilities	2,144	—
Other long-term liabilities	20,872	20,932
Total Liabilities	95,390	93,492
Redeemable noncontrolling interest	95	109
Shareowners' Equity:
Common Stock	22,955	22,438
Treasury Stock	(32,626)	(32,482)
Retained earnings	61,594	57,823
Accumulated other comprehensive loss	(10,149)	(9,333)
Total Shareowners' Equity	41,774	38,446
Noncontrolling interest	2,457	2,164
Total Equity	44,231	40,610
Total Liabilities and Equity	$139,716	$134,211

Debt Ratios:
Debt to total capitalization	50%	53%
Net debt to net capitalization	45%	49%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2019	2018	2019	2018
Operating Activities:
Net income from operations	$1,267	$798	$5,948	$5,654
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	952	667	3,783	2,433
Deferred income tax provision	54	665	35	735
Stock compensation cost	95	70	356	251
Net periodic pension and other postretirement (benefit)	(64)	(103)	(525)	(393)
Portfolio separation tax cost	16	—	634	—
Gain on sale of Taylor Company	—	—	—	(799)
Change in working capital	746	(112)	175	(755)
Change in income taxes	(66)	142	(406)	(195)
Global pension contributions	(29)	(75)	(118)	(147)
Canadian government settlement	—	(208)	(38)	(429)
Other operating activities, net	(189)	161	(961)	(33)
Net cash flows provided by operating activities	2,782	2,005	8,883	6,322
Investing Activities:
Capital expenditures	(897)	(780)	(2,256)	(1,902)
Acquisitions and dispositions of businesses, net	(13)	(15,215)	82	(14,293)
Customer financing assets, net	(214)	71	(658)	(382)
Increase in collaboration intangible assets	(92)	(98)	(351)	(400)
Receipts from settlements of derivative contracts	178	72	336	143
Other investing activities, net	(81)	(4)	(245)	(139)
Net cash flows used in investing activities	(1,119)	(15,954)	(3,092)	(16,973)
Financing Activities:
(Repayment) issuance of long-term debt, net	(2,104)	(381)	(2,742)	10,935
Increase (decrease) in short-term borrowings, net	1,031	(1,584)	927	(356)
Dividends paid on Common Stock	(612)	(564)	(2,442)	(2,170)
Repurchase of Common Stock	(40)	(253)	(151)	(325)
Other financing activities, net	55	(92)	(156)	(119)
Net cash flows (used in) provided by financing activities	(1,670)	(2,874)	(4,564)	7,965
Effect of foreign exchange rate changes on cash and cash equivalents	46	(9)	(19)	(120)
Net increase (decrease) in cash, cash equivalents and restricted cash	39	(16,832)	1,208	(2,806)
Cash, cash equivalents and restricted cash, beginning of period	7,381	23,044	6,212	9,018
Cash, cash equivalents and restricted cash, end of period	7,420	6,212	7,420	6,212
Less: Restricted cash	42	60	42	60
Cash and cash equivalents, end of period	$7,378	$6,152	$7,378	$6,152
Certain reclassifications have been made to conform to current presentation.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$1,143		$686
Net cash flows provided by operating activities	$2,782		$2,005
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		243%		292%
Capital expenditures	(897)		(780)
Capital expenditures as a percentage of net income attributable to common shareowners		(78)%		(114)%
Free cash flow	$1,885		$1,225
Free cash flow as a percentage of net income attributable to common shareowners		165%		179%

	Year Ended December 31,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$5,537		$5,269
Net cash flows provided by operating activities	$8,883		$6,322
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		160%		120%
Capital expenditures	(2,256)		(1,902)
Capital expenditures as a percentage of net income attributable to common shareowners		(41)%		(36)%
Free cash flow	$6,627		$4,420
Free cash flow as a percentage of net income attributable to common shareowners		120%		84%